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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and the related Prospectus of Advanced Communications Group, Inc. for the registration of common stock and to the use therein of our independent auditors' report dated February 25, 1997, with respect to the financial statements of KIN Network, Inc. for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

SARTAIN FISCHBEIN & CO.
February 10, 1998